                                                                  September 2013
--------------------------------------------------------------------------------
                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-184193
                                                         Dated September 6, 2013

Deutsche Bank Commodity Indices

September 2013

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A Passion to Perform

DB LOGO
                                                                               1

Contents

Section

1. Optimum Yield Indices

* DB Commodity Booster - DJUBS ERAC Index
* DB Commodity Booster DJUBS - TV14 ERAC Index
* DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices * DBLCI - MR Index

* DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index
* DB MR Enhanced 15 Index
* DBLCI - MR+ Index

3. Market Neutral Indices

* DB Commodity Harvest ERAC Index
* DB Commodity Harvest -- 10 ERAC Index

4. Long-Short Indices

* DB Commodity Backwardation Alpha Index

5. DB Commodity Risk Parity 18 Index

6. Optimum Yield Enhanced Indices

* DB Commodity Booster OYE DJUBS Index
* DB Commodity Booster OYE Benchmark Light Energy Index
* DB Commodity Curve Alpha ERAC Index
* DB Commodity Curve Alpha ERAC 10 Index

Appendix

1 Appendix
                                                                               2

Executive Summary
The Evolution of Commodity Markets

[] Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[] An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[] Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[] As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class
                                                                               3

DB Commodity — Family of Indices
Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DB Commodity Backwardation Alpha				✓		
DB Commodity Risk Parity 18 Index			✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank

4

Optimum Yield Indices

Section 1

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                                                                               5

DB Commodity Booster -- DJUBS ERAC
Index Summary

[] Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
Weights are rebalanced annually.

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Embedded Cost: 0.70% per annum

[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost
                                                                               6

DB Commodity Booster -- DJUBS ERAC
Index Construction

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

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Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 Aug 2013
2 ERAC: Excess Return After Cost
                                                                               7

DB Commodity Booster -- DJUBS ERAC
Performance Analysis

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Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the
"Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster --
DJUBS ERAC Index would have been lower than the Index as a result of fees and /
or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
Cost. Statistics shown are either for excess return indices or ERAC indices.
                                                                               8

DB Commodity Booster DJUBS -- TV14 ERAC
Index Summary

[] Composition: Same base weights as the DJUBS Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
ERAC Index with a view to target a volatility of 14%. Exposure is capped at
500%.

[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:
1 ERAC: Excess Return After Cost
                                                                               9

DB Commodity Booster DJUBS -- TV14 ERAC
Index Construction

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

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Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
Aug 2013
2 ERAC: Excess Return After Cost
                                                                              10

DB Commodity Booster DJUBS -- TV14 ERAC
Performance Analysis

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Notes:
1 Source: Bloomberg. DB Commodity Booster DJUBS -- TV14 ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the
"Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS
-- TV14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices. Current weights shown are for DB Commodity
Booster -- DJUBS ERAC Index
                                                                              11

DB Commodity Booster -- Benchmark
Index Summary

[] Composition: Same base weights as the S & P GSCI Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)
                                                                              12

DB Commodity Booster -- Benchmark
Index Construction

Index replicates the S & P GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

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Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
Aug 2013
                                                                              13

DB Commodity Booster -- Benchmark
Performance Analysis

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Notes:
1 Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              14

Mean Reversion Indices

Section 2

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DBLCI-MR
Index Summary

[] Components: Tracks the performance of a basket of 6 commodity futures:
Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[] Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[] Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[] Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)
                                                                              16

DBLCI-MR
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

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Source: Deutsche Bank, 2013 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 30 Aug 2013
                                                                              17

DBLCI-MR
Performance Analysis

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Notes:
1 Source: Bloomberg. DBLCI -- MR has been retrospectively calculated and did not exist prior to 28 February 2003 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- MR Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              18

DBLCI -- Mean Reversion Enhanced ex NG ERAC
Index Summary

[] Components: Tracks the performance of a basket of 11 commodities: Aluminium,
Nickel, Zinc, Copper, Lead, WTI Crude Oil, Gold, Silver, Corn, Wheat and
Soybeans.

[] Wheat : Wheat exposure is taken through an equally-weighted basket of Chicago
Wheat, Minneapolis Wheat and Kansas Wheat

[] Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious
Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations are first subject to a 32% cap and then to 18% cap on subsequent commodities.

[] Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[] Embedded Cost: 1.00% per annum

[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMNGU)

Note:
1 ERAC: Excess Return After Cost
                                                                              19

DBLCI -- Mean Reversion Enhanced ex NG ERAC
Index Construction

Invests in 11 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

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Source: Deutsche Bank, 2013 Notes:
1 Base Weights of DBLCI-MR Enhanced ex NG ERAC Index. Current Weights as of 30
Aug 2013
2 ERAC: Excess Return After Cost
                                                                              20

DBLCI -- Mean Reversion Enhanced ex NG ERAC
Performance Analysis

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Notes:
1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ex NG ERAC has been retrospectively calculated and did not exist prior to 30 August 2012 (the "Live
Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its
Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- Mean Reversion Enhanced ex NG ERAC
Index would have been lower than the Index as a result of fees and / or costs.
Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.
                                                                              21

DB MR Enhanced 15
Index Summary

[] Components: Tracks the performance of a basket of 12 commodities: Aluminium,
Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
Wheat and Soybeans

[] Wheat(1) : Wheat exposure is taken through an equally-weighted basket of
Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[] Dynamic Weights and Diversification(2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious
Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18%

[] Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at
300%.

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[] Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

Notes:
1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)
                                                                              22

DB MR Enhanced 15
Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

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Note:
1 Base Weights of DBLCI -- Mean Reversion Enhanced Index
2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 Aug 2013
                                                                              23

DB MR Enhanced 15
Performance Analysis

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Notes:
1 Source: Bloomberg. DB MR Enhanced 15 has been retrospectively calculated and did not exist prior to 28 September 2009 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk
Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              24

DBLCI MR+
Index Summary

[] Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
Crude Oil, Heating Oil, Gold, Corn and Wheat

[] Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture

[] Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[] Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5%
than the five-year moving average

[] Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[] Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)
                                                                              25

DBLCI MR+
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

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Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 30 Aug 2013
3 Returns are calculated as of 6(th) business day of each month, from Aug 2012 to Aug 2013.
                                                                              26

DBLCI MR+
Performance Analysis

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Notes:
1 Source: Bloomberg. DBLCI MR+ has been retrospectively calculated and did not exist prior to 20 June 2007 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the
DBLCI MR+ Index would have been lower than the Index as a result of fees and /
or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              27

Market Neutral Indices

Section 3

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                                                                              28

DB Commodity Harvest ERAC
Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
S & P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
Benchmark Light Energy Index, an Optimum Yield version of the S & P Goldman Sachs
Light Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology.

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Embedded Cost: 0.60%  per annum

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:
1 ERAC: Excess Return After Cost
                                                                              29

DB Commodity Harvest ERAC
Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

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Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
Aug 2013
2 ERAC: Excess Return After Cost
                                                                              30

DB Commodity Harvest ERAC
Performance Analysis

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Notes:
1 Source: Bloomberg. DB Commodity Harvest ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug
2013. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.
                                                                              31

DB Commodity Harvest -- 10 ERAC
Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the S & P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S & P Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:
1 ERAC: Excess Return After Cost
                                                                              32

DB Commodity Harvest -- 10 ERAC
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
Aug 2013
2 ERAC: Excess Return After Cost
                                                                              33

DB Commodity Harvest -- 10 ERAC
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Harvest -- 10 ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -- 10 ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.
                                                                              34

Long-Short Indices

Section 4

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                                                                              35

DB Commodity Backwardation Alpha
Index Summary

[] Components: Twelve commodities futures spanning the energy, industrial metals, and precious metals sectors: Brent crude oil, WTI crude oil, gasoil, heating oil, natural gas, copper, aluminum, zinc, nickel, lead, gold and silver

[] Summary: The strategy goes long the 6 commodities with the most backwardation
(or least contango) with a weight of 1/6 each and shorts the remaining 6 commodities with a weight of 1/6 each.

   -- Short exposure is provided via front month contracts
   -- Long exposure is provided via OY Enhanced single commodity Indices

[] 'Backwardation' Measure: Backwardation for each commodity is measured as the weighted backwardation of the basket of contracts included in the Optimum Yield
Enhanced Index for such commodity.

[] Rebalancing: The index is rebalanced every month at the end of the 2(nd)
index business day of the month.

[] Transparency: Rule-based index with the closing level published weekly on
Bloomberg (DBRCBAAE)
                                                                              36

DB Commodity Backwardation Alpha
Index Construction

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                                                                              37

DB Commodity Backwardation Alpha
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Backwardation Alpha has been retrospectively calculated and did not exist prior to 18 January 2013 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Backwardation Alpha Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              38

DB Commodity Risk Parity 18 Index

Section 6

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                                                                              39

DB Commodity Risk Parity 18
Index Summary

[] Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal.  Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

[] Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index,  DBLCI-OY  Industrial Metal Index, DBLCI-OY  Precious Metal Index
and DBLCI-OY  Agriculture Index.

[] Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[] Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)
                                                                              40

DB Commodity Risk Parity 18
Index Construction

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Note:
1 Current weights are as of 30 Aug 2013
                                                                              41

DB Commodity Risk Parity 18
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Risk Parity 18 has been retrospectively calculated and did not exist prior to 12 December 2010 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till
30 Aug 2013. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              42

Optimum Yield Enhanced Indices

Section 8

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                                                                              43

DB Commodity Booster OYE DJUBS
Index Summary

[] Composition: Same base weights as the DJUBS Index.  Weights are rebalanced annually

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

     --   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)
     --   For livestock, exposure is to three-month forward contracts

[] Transparency: Rule-based index with the closing level published daily on
Bloomberg (DBCMODUE)
                                                                              44

DB Commodity Booster OYE DJUBS
Index Construction

Index replicates the DJUBS by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Rebalance Weights for 2013
                                                                              45

DB Commodity Booster OYE DJUBS
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till
30 Aug 2013. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              46

DB Commodity Booster OYE Benchmark Light Energy
Index Summary

[] Composition: Same base weights as the S & P GSCI Light Energy Index.  Weights are rebalanced annually

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

     --   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)
     --   For livestock, exposure is to three-month forward contracts

[] Transparency: Rule-based index with the closing level published daily on
Bloomberg (DBRCOSUE)
                                                                              47

DB Commodity Booster OYE Benchmark Light Energy
Index Construction

Index replicates the S & P GSCI Light Energy by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Rebalance Weights for 2013
                                                                              48

DB Commodity Booster OYE Benchmark Light Energy
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011 (the
"Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE
Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk
Considerations for more information.
2 Statistics shown are for excess return indices.
                                                                              49

DB Commodity Curve Alpha ERAC
Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S & P GSCI Light Energy Index. Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides long exposure to the single commodity OY Enhanced Index and volatility adjusted short exposure to the corresponding S & P GSCI Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum
Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to (--100%) *
3-month realized volatility of the single commodity OY Enhanced Index / 3-month realized volatility of the single commodity GSCI index

[] Embedded Cost: 0.75% per annum

[] Transparency: Rule-based index with the closing level published daily on
Bloomberg (DBRCOAEC)
                                                                              50

DB Commodity Curve Alpha ERAC
Index Construction

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

                               [GRAPHIC OMITTED]
                                                                              51

DB Commodity Curve Alpha ERAC
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC has been retrospectively calculated and did not exist prior to 30 November 2011 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till
30 Aug 2013. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.
                                                                              52

DB Commodity Curve Alpha ERAC 10
Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S & P GSCI Light Energy Index.  Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S & P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's
Optimum Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to (--100%) *
3-month realized volatility of the single commodity OY Enhanced Index / 3-month realized volatility of the single commodity GSCI index

[] Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB

Commodity Curve Alpha ERAC Index with a view to target a volatility of 10%.
Exposure is capped at 600%.

[] Transparency: Rule-based index with the closing level published daily on
Bloomberg (DBRCOCUE)
                                                                              53

DB Commodity Curve Alpha ERAC 10
Index Construction

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

                               [GRAPHIC OMITTED]
                                                                              54

DB Commodity Curve Alpha ERAC 10
Performance Analysis

                               [GRAPHIC OMITTED]

Notes:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 has been retrospectively calculated and did not exist prior to 30 November 2011 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live
Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC 10 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2002 till 30 Aug 2013. See Risk Considerations for more information.
2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.
                                                                              55

Appendix

Appendix 1

                               [GRAPHIC OMITTED]
                                                                              56

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield -> Interest earned on capital held as collateral

[] Spot Return -> Change in front month futures contract

[] Roll Return -> Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

--------------------------------------------------------------------------------
                   Excess Return = Spot Return + Roll Return
                Total Return = Excess Return + Collateral Yield
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version
----------------------------------------------------------------------------------------
                                                                              57

Mean Reversion

[] The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

                               [GRAPHIC OMITTED]

Source: Bloomberg Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3 Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates
                                                                              58

MR+

[] DBLCI-MR Plus (TM) Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR (TM) Excess Return Index

[] Mandatory rebalancing takes place on a monthly basis

[] At each monthly rebalancing, the allocation in the DBLCI-MR (TM) Excess
Return strategy is determined based on the performance of the DBLCI-MR (TM)
Excess Return over the previous 12 months

[] Twelve performance indicators are built, reflecting the performance of
DBLCI-MR (TM) Excess Return over previous 12-months, 11-months, 10-months[]
3-months, 2-months, 1-month

[] The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR (TM) Excess Return performance is greater than zero. The current allocation is 33.33% (see table)

[] Rules based momentum strategy with no human intervention, only execution

[] The allocation can be as low as 0% and as high as 100%

                               [GRAPHIC OMITTED]

Notes:  Returns are calculated as of 6(th) business day of each month, from Aug
2012 to Aug 2013.
                                                                              59

Optimized Yield
Contract Selection to Create an "Optimal Yield"

--------------------------------------------------------------------------------
Contract selection and roll return can have a significant impact in the overall return of the index
--------------------------------------------------------------------------------

[] Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                               [GRAPHIC OMITTED]

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

                               [GRAPHIC OMITTED]

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)
                                                                              60

Optimized Yield Index
Contract Selection

[] When: The OY index rolls out of a currently held contract one month prior to delivery month of the contract

[] New Contract Selection:

     --   the new contract is selected on the first business day of the month from the list of eligible contracts
     --   eligible contracts for selection are contracts with delivery months 2 months after current month to 13 months after current month
     --   the eligible contract with the highest annualized implied roll yield is selected. If two or more contracts are tied for the maximum roll yield, the contract with the shorter tenor is selected
                                                                              61

Optimized Yield Index
Contract Selection (Cont'd)

[] Implied Roll Yield measurement:

     --   implied roll yield for each eligible contract is measured as:
                               [GRAPHIC OMITTED]
     --   Y(t,i): on any day t, the implied roll yield for entering into the commodity futures contract with exchange expiration month i
     --   PC(t,b): Closing price of the base commodity future b
     --   PC(t,i): Closing price of any eligible futures contract i
     --   F(t,i,b): Fraction of year between expiry dates of the base futures contract b and the futures contract with exchange expiration month i.
          Calculated as number of calendar days between dates divided by 365 --
          b: Base commodity future is the commodity future currently in the index

[] Roll Period is 2nd to 5th business days of the month

[] OY index rolls a specified number of units of the commodity every day during the roll period
                                                                              62

Optimum Yield

Annualized Excess returns from Jan 2003 to Aug 2013. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

                               [GRAPHIC OMITTED]

Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006 (the "Live Date"). Indices have very limited performance history and no actual investment which allowed tracking of the performance of these
Indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Indices will perform in the future. See Risk Considerations for more information.
2 Data from 31 Dec 2002 till 30 Aug 2013. Source: Bloomberg
                                                                              63

Target Volatility
Applying Volatility Targeting to Potentially Control Risk

                               [GRAPHIC OMITTED]
                                                                              64

Risk-Parity Technology

[] On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula

                               [GRAPHIC OMITTED]

     []   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W)
          between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used 90-day historical levels based on log returns

[] The amount of risk contributed, i, to the portfolio by the i(th) sector index is then calculated according to (RC)

                               [GRAPHIC OMITTED]

[] We then solve the above set of non linear equations for each (W)i with the following constraints

                               [GRAPHIC OMITTED]

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of
(user-specified) risk within the portfolio of sector exposures
                                                                              65

Overview of OY Enhanced

[] For each commodity, exposure is provided to 3 sub-indices :

     --   Short-Term Index: invests in the front month contract - the same as
          GSCI contract
     --   Medium-Term Index: invests in a long-term liquid contract
     --   Long-Term Index: invests in an even longer-term liquid contract

[] Roll: Each sub-index  rolls into its target contract between the 2  (nd) and
6(th) business days of each month

[] Rebalance: Exposure to each sub-index  is computed at the close of the 1st business day of each month.  Rebalance is implemented at the close of the 2(nd)
business day of the month
                                                                              66

Construction of OY Enhanced

[] The Optimum Yield Enhanced (OYE) indices diversify their exposure over three points of the relevant commodity's forward curve , the short term contract, the medium term contract and the long term contract

[] The methodology considers implied roll yields as well as historical volatility of curve shape to determine the exposure to be provided to the 3 different contracts.

[] Exposure to the three contracts is rebalanced on a monthly basis, thereby providing the flexibility to react to any change in curve shape.

                               [GRAPHIC OMITTED]
                                                                              67

OY Enhanced Roll

[] Choice of contracts for each component index is illustrated with Sugar below

                               [GRAPHIC OMITTED]

[] Table above shows the contracts into which each index will roll in the month mentioned in the top row

[] Short-Term Index:
     []   Rolls into H contract in Jan, K in Feb, etc. In Sep, it rolls into H contract of the next year.
     []   This roll schedule matches the S & P GSCI index roll schedule (roll period for the 2 indices is different -- GSCI rolls between 5(th) and
          9th business days of the month; OYE rolls between 2nd and 6th business days of the month)

[] Medium-Term Index:
     []   For each commodity, 2 named contracts per year are specified as Liquid
          Contracts. For Sugar, these are H and V.
     []   The Medium-Term contract provides exposure to the first Liquid
          Contract available whose delivery month is after the Short-term Index contract's delivery month

[] Long-Term Index:
     []   Provides exposure to the first Liquid Contract available whose delivery month is after the Medium-Term Index's delivery contract

[] Unnecessary trading is avoided by maintaining continuity in contract exposures. E. g. In Jun, the Long- term Index rolls out of H * contract, the
Medium-Term Index rolls out of V and into H *, and the Short- Term Index rolls into V. As a result, exposure is maintained to the H * and V contracts (although there might be a change in weights due to a change in Sharpe Ratios)
                                                                              68

OY Enhanced Rebalance

The rebalance calculation is performed at the end of the 1(st) business day of every month

[] For each commodity, exposure across the 3 sub-indices  is computed as follows

     1.   Compute Implied Roll Return for each sub-index
                               [GRAPHIC OMITTED]
     []   Spot Contract: Contract Short-Term Index rolled into in the previous month
     []   Target Contract: Contract Short-Term Index will roll into in the current month. If this is the same as Spot Contract, then it is replaced by the next available GSCI contract
     []   T: Days between expiry dates of Target Contract and Spot Contract /
          365

2. Compute Volatility for each sub-index
     []   Compute daily returns, r(s), of the Spot Contract for last 61 business days
     []   Compute daily returns, r(t), of the Target Contract for last 61 business days
     []   Compute spread returns: r(spread) = r(t) -- r(s)
     []   Compute annualized volatility of spread returns 3. Compute Sharpe
          Ratio for each sub-index

                               [GRAPHIC OMITTED]

4. Transform Sharpe Ratio of each sub-index  to a Probability Measure
     []   Probability Measure = Cumulative probability on a standard normal distribution for the computed Sharpe Ratio. The higher the Sharpe
          Ratio, the higher will be the Probability Measure. In this way, a
          Sharpe Ratio which can be negative or positive is transformed to a measure that is always positive and lies between 0 and 1.

5. Compute Exposures
     []   Normalize the Probability Measures so they add to 100%
     []   Exposure to each sub-index = the normalized Probability Measure
                                                                              69

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

Deutsche Bank

70

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	-1.74%	-5.69%	5.07%	-8.71%	4.39%	23.04%	0.19
S&P GSCI ™	2.54%	-1.08%	6.80%	-10.36%	0.12%	25.29%	0.00
DJ-UBSCI SM	-6.20%	-10.06%	-0.43%	-7.23%	0.76%	18.76%	0.04
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	-7.85%	-10.40%	0.64%	-6.14%	6.31%	17.31%	0.36
DB Commodity Booster DJUBS – TV14 ERAC	-12.58%	-15.23%	-2.16%	-4.46%	7.87%	14.89%	0.53
DB Commodity Booster – Benchmark	-0.70%	-2.85%	5.79%	-7.15%	8.10%	22.46%	0.36
Mean Reversion Based Indices							
DBLCI-MR	-1.18%	-2.63%	5.85%	-5.00%	9.28%	21.51%	0.43
DBLCI – Mean Reversion Enhanced ex NG ERAC	-7.78%	-7.65%	1.27%	0.74%	12.50%	20.55%	0.61
DBLCI MR Enhanced 15	-3.82%	-3.76%	-4.93%	-5.09%	9.44%	15.66%	0.60
DBLCI MR+	-3.11%	-5.58%	1.70%	-2.44%	8.01%	15.40%	0.52
Market Neutral Indices							
DB Commodity Harvest ERAC	-2.91%	-1.50%	-1.08%	0.36%	4.21%	3.24%	1.30
DB Commodity Harvest – 10 ERAC	-11.28%	-6.16%	-5.74%	-0.88%	12.27%	10.91%	1.13
DB Commodity Backwardation Alpha	-0.52%	-3.20%	2.88%	11.21%	11.94%	9.58%	1.25
DB Commodity Risk Parity 18	-19.17%	-19.88%	-0.37%	-1.06%	15.24%	19.85%	0.77
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE DJUBS	-7.71%	-9.15%	1.86%	-4.20%	8.75%	16.38%	0.53
DB Commodity Booster OYE Benchmark LE	-6.03%	-8.30%	4.15%	-4.77%	8.35%	17.34%	0.48
DB Commodity Curve Alpha ERAC	-2.58%	-1.91%	0.10%	1.29%	6.50%	2.56%	2.54
DB Commodity Curve Alpha ERAC 10	-14.67%	-12.49%	-4.28%	1.28%	28.51%	10.44%	2.73
Other Asset Classes							
Equities (S&P 500)	16.15%	19.31%	18.40%	7.31%	7.11%	20.50%	0.35
Fixed Income (US Govt. All Total Return)	-1.00%	-0.01%	2.31%	4.15%	4.39%	2.77%	1.58

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these Indices is computed using a threshold return of zero. All Indices have been retrospectively calculated and did not exist prior to their respective Live Date. Indices have very limited performance history and no actual investment which allowed tracking of the performance of these Indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Indices will perform in the future. Data till 30 Aug 2013. See Risk Considerations for more information.

1 Annualised return based on total return, excess return and ERAC

2 Annualised vol of the daily lognormal returns

Deutsche Bank

71

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DB Commodity Backwardation Alpha Index	✓	
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Booster OYE DJUBS	✓	
DB Commodity Booster OYE Benchmark Light Energy	✓	
DB Commodity Curve Alpha ERAC	✓	
DB Commodity Curve Alpha ERAC 10	✓	

Deutsche Bank
72

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ex NG ERAC	DBLCMNGU <Index>	30 August 2012
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Booster OYE DJUBS	DBCMODUE <Index>	31 October 11
DB Commodity Booster OYE Benchmark Light Energy	DBRCOSUE <Index>	30 November 11
DB Commodity Curve Alpha ERAC	DBRCOAEC <Index>	30 November 11
DB Commodity Curve Alpha ERAC 10	DBRCOCUE <Index>	30 November 11
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	12 December 2010
DB Commodity Backwardation Alpha Index	DBRCBAAE <Index>	18 January 2013
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank

73

Optimized Yield
Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	20-Jun-14	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Mar-14	DBLCYECO Index	31 May 06
Heating Oil	31-Mar-14	DBLCOHOE Index	31 May 06
RBOB Gasoline	31-Oct-13	DBLCYERB Index	31 May 06
Gasoil	12-Jun-14	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-13	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	16-Oct-13	DBLCOALE Index	31 May 06
Copper	19-Mar-14	DBLCYECU Index	31 May 06
Zinc	18-Dec-13	DBLCYEZN Index	31 May 06
Nickel	17-Sep-14	DBLCYENI Index	31 May 06
Lead	19-Feb-14	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	28-Apr-14	DBLCOGCE Index	31 May 06
Silver	27-Dec-13	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-14	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-14	DBLCYEKW Index	31 May 06
Corn	13-Dec-13	DBLCOCNE Index	31 May 06
Soybean	14-Nov-13	DBLCYESS Index	31 May 06
Cotton	06-Dec-13	DBLCYECE Index	31 May 06
Sugar	30-Sep-13	DBLCYESB Index	31 May 06
Coffee	19-Mar-14	DBLCYEKC Index	31 May 06
Cocoa	13-Dec-13	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 30 Aug 2013

Deutsche Bank

74

Risk Considerations

[] The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[] The Optimum Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective

[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[] The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the Risk Parity strategy may not be successful in achieving the desired objective

[] The DB Commodity Backwardation Alpha Index adopts a long-short strategy of taking a long position in six of the twelve index commodities with the highest positive roll yields in backwardated markets (or the lowest negative roll yields in contango markets), in conjunction with the Optimum Yield Enhanced strategy described herein, and taking a short position in the remaining six index commodities. However, the long-short strategy and Optimum Yield Enhanced strategy employed by the DB Commodity Backwardation Alpha Index may not be
successful, and the index may not be able to achieve its desired objective
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Risk Considerations (Cont'd)

[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[] Some of the indices
described herein have very limited performance history

Index Comparison

[] In this document, various performance-related statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non-Deutsche Bank indices. Such comparisons are for information purposes only.
No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche
Bank and/or non-Deutsche Bank indices in the future. Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche Bank indices will remain the same in the future

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. The index methodology of each index was designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected its performance. The returns of an index prior to such index's Live Date were achieved by means of a retroactive application of such backtested index methodology designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein
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Important Notes

Additional Information (including index methodology and rules) about the
Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-0703

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

S & P GSCI SM Disclaimer
Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard &
Poor's, a division of The McGraw-Hill Companies, Inc. ("S & P"). Standard &
Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S & P GSCI Index to track general commodity market performance. S & P's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of S & P and of S & P
GSCI Index, which indices are determined, composed and calculated by S & P without regard to Deutsche Bank AG or any securities. S & P has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating S & P GSCI Index. S & P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S & P GSCI Index is to
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                                                                              77

Important Notes

DJ-UBSCISM Disclaimer
"Dow Jones([R])", "DJ", "UBS," "DJ-UBSCI(SM)" are service marks of Dow Jones &
Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG
Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC
("UBS Securities") or any of their subsidiaries or affiliates. None of Dow
Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only
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or affiliates to the Licensee is the licensing of certain trademarks, trade
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and calculated by Dow Jones in conjunction with UBS Securities without regard
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DJ-UBSCI(SM). None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which
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Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in
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Notwithstanding the foregoing, UBS AG, UBS Securities and their respective
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products unrelated to any securities issued by Licensee, but which may be
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commodity indexes and commodity futures (including the Dow Jones-UBS Commodity
Index(SM) and Dow Jones-UBS Commodity Index Total Return(SM)), as well as
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and any securities Deutsche Bank AG may issue from time to time.
NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS
COMMODITY INDEX(SM) OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG,
UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK
AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
DOW JONES-UBS COMMODITY INDEX(SM) OR ANY DATA RELATED THERETO. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE
DOW JONES-UBS COMMODITY INDEX(SM) OR ANY DATA RELATED THERETO. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR
ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS
OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF
NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF
ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE
BANK AG, OTHER THAN UBS AG.
"Dow Jones([R])", "DJ", "UBS([R])" "Dow Jones-UBS Commodity Index(SM)" are
service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB
Commodity Booster OYE DJUBS and DB Commodity Booster -- DJUBS ERAC, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones & Company, Inc. or UBS Securities LLC, but is published with their consent.
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